EXHIBIT 99.1

STILWELL FINANCIAL INC.

                                         920 MAIN STREET, 21ST Floor

                                         KANSAS CITY, MISSOURI  USA 64105-2008

                                         (816) 218-2400

                                         FAX  (816) 218-2453

                                  JUNE 29, 2000

Dear Stilwell ESOP Participant:

         With respect to the Information Statement regarding Stilwell Financial Inc. ("Stilwell") sent to you as a KCSI stockholder under separate cover, one factual change has occurred since the June 15 date of the Information Statement. Because of an amendment to the ESOP plan document, ESOP participants will not have an election to retain KCSI common stock in their respective ESOP accounts. Instead, the ESOP plan document has been amended, effective June 19, 2000, to provide that all of the KCSI shares allocated to ESOP participants' accounts be sold and the sales proceeds reinvested in Stilwell shares. Stilwell has hired US Trust Company, n.a. to act as an independent fiduciary for the Plan with respect to the decision as to when to sell the KCSI shares and reinvest the sales proceeds in shares of Stilwell.

                                   Sincerely,

                      The Stilwell ESOP Advisory Committee